Exhibit 10.7

JetPay Corporation

7450 Tilghman Street

Suite 170

Allentown, PA 18106

July 11, 2018

VIA FACSIMILE & OVERNIGHT DELIVERY

Flexpoint Fund II, L.P.
c/o Flexpoint Ford, LLC

676 N. Michigan Avenue, Suite 3300

Chicago, IL 60611

Facsimile No.: (312) 327-4525

Attention: Charles E. Glew

   Steven M. Michienzi

Sundara Investment Partners, LLC

725 Eagle Farm Road

Villanova, PA 19085

Facsimile No.:

Attention: Laurence L. Stone

Gentlemen:

Reference is hereby made to that certain Amended and Restated Securities Purchase Agreement dated as of October 18, 2016 (the "Purchase Agreement"), by and among JetPay Corporation, a Delaware corporation (the "Company"), Flexpoint Fund II, L.P., a Delaware limited partnership ("Flexpoint"), and Sundara Investment Partners, LLC, a Delaware limited liability company (“Sundara” and together with Flexpoint, the “Purchasers”) and that certain letter agreement, dated March 23, 2017 (the “Letter Agreement”), by and between the Purchasers and the Company with respect to the Direct Air Matter. On June 28, 2018, the Company provided notice to the Purchasers (the "Settlement Notice") of the successful recovery of funds by the Company as a result of its lawsuit against Valley National Bank, Civil Action No. 2:14-cv-7827 (D. N.J.) (the “Valley National Matter”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The purpose of this letter agreement is to document an upward adjustment to the Conversion Price (as defined in the Certificate of Designation) applicable to the Preferred Stock of the Company held by the Purchasers as a result of the settlement described in the Settlement Notice. In accordance with the Letter Agreement (and Section 10.2(d) of the Purchase Agreement), the parties hereby agree that the Conversion Price applicable to the Preferred Stock of the Company held by the Purchasers shall be increased to a price per share equal to $2.50 (the "Adjusted Conversion Price"), which increase is being made in respect of the successful recovery of funds by the Company in the Valley National Matter.

Except as provided herein, all other provisions of the Purchase Agreement remain unchanged and in full force and effect.

[Signature page follows]

jetpay corporation

By:	/s/ Gregory Krzemien
Name: Gregory Krzemien
Its: Chief Financial Officer

Acknowledged, agreed and accepted
as of the date first written above:

FLEXPOINT FUND II, L.P.

By:	Flexpoint Management II, L.P.
Its: General Partner

By:	Flexpoint Ultimate Management II, LLC
Its: General Partner

By:	/s/ Donald J. Edwards
Name: Donald J. Edwards
Its: Manager

Sundara Investment Partners, LLC

By:	/s/ Laurence L. Stone
Name: Laurence L. Stone
Its: Chief Executive Officer

[Signature page to letter agreement re
Valley National Conversion Price Adjustment]